EXHIBIT 21

                   SUBSIDIARIES OF SURETY CAPITAL CORPORATION


                                                         Jurisdiction
           Subsidiary                                   of Organization
           ----------                                   ---------------

     Surety Bank, National                              National Banking
          Association                                      Association